EXHIBIT 5(a)

STEEL                                             Steel Hector & Davis LLP
HECTOR                                            200 South Biscayne Boulevard
& DAVIS                                           Miami, Florida 33131-2398
                                                  305.577.7000
                                                  305.577.7001 Fax
                                                  www.steelhector.com


March 18, 2003


FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust I
FPL Group Capital Trust II
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

     As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), FPL Group Capital Trust I, a Delaware statutory trust, and FPL Group Capital Trust II, a Delaware statutory trust (together with FPL Group Capital Trust I, the "Trusts"), we have participated in the preparation of Registration Statement Nos. 333-102173 and 333-102173-01 on Form S-3 ("Registration Statement No. 333-102173") filed on December 23, 2002 with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Securities Act") and Amendment No. 1 thereto to be filed with the Commission on or about the date hereof ("Amendment No. 1") (Registration Statement No. 333-102173 as amended by Amendment No. 1, the "Registration Statement"), in connection with the registration by:

     (a) FPL Group of up to a total of $1,337,450,000 of (i) its guarantee relating to FPL Group Capital's Debt Securities (as defined below) ("Debt Securities Guarantee"); (ii) its guarantee of FPL Group Capital's Junior Subordinated Debentures (as defined below) ("Subordinated Debenture Guarantee");
(iii) its guarantee of Preferred Trust Securities (as defined below) of the Trusts ("Preferred Trust Securities Guarantee"); (iv) shares of its common stock, $.01 par value ("Common Stock"), including the preferred share purchase rights ("Rights") attached thereto (collectively, "Shares"); (v) contracts to purchase Shares or other agreements or instruments requiring it to sell Shares (collectively, "Stock Purchase Contracts"); and (vi) units, each representing ownership of a Stock Purchase Contract and debt securities of FPL Group Capital (including, but not limited to, Debt Securities and Junior Subordinated Debentures), preferred trust securities of one or more FPL Group subsidiary trusts or other subsidiary entities (including, but not limited to, Preferred Trust Securities), or debt securities of third parties, including, but not limited to, U.S. Treasury securities ("Stock Purchase Units"),

     (b) FPL Group Capital of up to a total of $1,337,450,000 of its unsecured debt securities ("Debt Securities") and junior subordinated debentures ("Junior Subordinated Debentures"), and


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FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust I
FPL Group Capital Trust II
March 18, 2003
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     (c) the Trusts of up to a total of $1,337,450,000 of their preferred trust securities ("Preferred Trust Securities"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     In connection therewith, we have examined FPL Group's Restated Articles of Incorporation as amended to the date hereof ("FPL Group Charter") and Bylaws as amended to the date hereof; the Rights Agreement, dated as of July 1, 1996, between FPL Group and EquiServe Trust Company, N.A. (as successor to Fleet National Bank, formerly known as The First National Bank of Boston), as amended by an Amendment to Rights Agreement, dated as of July 30, 2000, and a Second Amendment to Rights Agreement dated as of December 26, 2002 (together, the "Rights Agreement"), providing for the issuance of the Rights; resolutions adopted by the Board of Directors of FPL Group on (i) June 17, 1996, providing, among other things, for distribution of the Rights and approving the Rights Agreement dated as of July 1, 1996, and (ii) July 30, 2000, approving the Amendment to Rights Agreement dated as of July 30, 2000 and (iii) December 20, 2002 approving the Second Amendment to Rights Agreement dated as of December 26, 2002; and such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that there will be no changes to such documents and agreements, or expiration thereof, after the date hereof which would affect the opinions expressed herein.

     We have also reviewed the relevant statutory provisions of the Florida Business Corporation Act, as amended, such other legal authority in Florida as we have deemed relevant and, because the issuance of the Rights would, if challenged, present as to a Florida corporation a case of first impression in the courts of Florida and because the issuance of interests such as the Rights has to our knowledge yet to be the subject of any reported appellate opinion of a Florida court, we have reviewed certain case law with respect to the distribution of such Rights in other jurisdictions.

     For purposes of the opinion related to the Rights expressed herein, we have assumed that (1) FPL Group has sufficient authorized but unissued shares of preferred stock fully to provide for the exercise of the Rights without amendment of the FPL Group Charter to increase the number of authorized but unissued shares of preferred stock, (2) no member of the Board of Directors of FPL Group has any personal interest therein (except for an interest arising solely from ownership of the Common Stock) and (3) in approving the Rights Agreement and the transactions provided for therein, each member of the Board of Directors has discharged his duties in the good faith exercise of his business judgment, in a manner he reasonably believed to be in the best interest of FPL Group and its shareholders and with such care as an ordinarily prudent person in a like position would use under similar circumstances and that he did not act solely or primarily to perpetuate his office. Nothing has come to our attention, after due inquiry with respect thereto, that would lead us to believe that we are not justified in relying on such assumptions.

     Based upon the foregoing, we are of the opinion that:


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FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust I
FPL Group Capital Trust II
March 18, 2003
Page 3



     1. The Debt Securities and the Debt Securities Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

         a. a duly-authorized officer of FPL Group Capital, acting within the authority granted by resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the Debt Securities in accordance with the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999, between FPL Group Capital and The Bank of New York, as Trustee; and

         b. the Debt Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     2. The Junior Subordinated Debentures and the Subordinated Debenture Guarantee will be valid, legal and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

         a. a subordinated indenture ("Subordinated Indenture") with respect to such Junior Subordinated Debentures shall have been executed and delivered by a duly authorized officer of FPL Group Capital, a duly-authorized officer of FPL Group and by the trustee under such Subordinated Indenture;

         b. a duly-authorized officer of FPL Group Capital, acting within the authority granted by resolutions of the Board of Directors of FPL Group Capital, approves and establishes the terms and provisions of the Junior Subordinated Debentures in accordance with the Subordinated Indenture; and

         c. the Junior Subordinated Debentures are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     3. The shares of Common Stock will be validly issued, fully paid and non-assessable when:

         a. FPL Group's Board of Directors (or a senior executive officer of FPL Group pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Common Stock and any other action necessary to the consummation of the proposed issuance and sale thereof; and


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FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust I
FPL Group Capital Trust II
March 18, 2003
Page 4



         b. the Common Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

     4. The Rights, when issued in accordance with the terms of the Rights Agreement and as contemplated by the Registration Statement, will be, subject to the terms of the Rights Agreement, (a) validly issued and (b) binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity.

     5. The Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

         a. FPL Group's Board of Directors (or a senior executive officer of FPL Group pursuant to express authority conferred on such officer by the Board of Directors) shall have adopted appropriate resolutions to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be; and

         b. such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and as contemplated by the Registration Statement.

     6. The Preferred Trust Securities Guarantee will be a valid, legal and binding obligation of FPL Group, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity, when:

         a. a preferred trust securities guarantee agreement ("Subordinated Guarantee Agreement") with respect to such Preferred Trust Securities Guarantee shall have been executed and delivered by a duly-authorized officer of FPL Group and by the trustee under such Subordinated Guarantee Agreement; and

         b. the Preferred Trust Securities are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

     Notwithstanding that Amendment No. 1 provides for the registration, in accordance with Commission policy, of an aggregate of $2,674,900,000 of securities, as noted in the combined prospectus which is included in Amendment No.1, and consistent with the resolutions of FPL Group's and FPL Group Capital's respective Board of Directors, the aggregate value of securities which may be offered for sale to the public by all registrants included in the Registration Statement may not exceed $1,337,450,000.


FPL Group, Inc.
FPL Group Capital Inc
FPL Group Capital Trust I
FPL Group Capital Trust II
March 18, 2003
Page 5



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Opinions." In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     We are members of the Florida Bar and this opinion is limited to the laws of the State of Florida and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Delaware law, we have relied, with your consent, on the opinion of even date rendered to you by Reed Smith LLP, Wilmington, Delaware. As to all matters of Florida law, Thelen Reid & Priest LLP, is authorized to rely upon this opinion as if it were addressed to it.

                                       Very truly yours,

                                       /s/ Steel Hector & Davis LLP

                                       STEEL HECTOR & DAVIS LLP